UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2016
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GENERAL MOTORS COMPANY
(Exact name of registrant as specified in its charter)
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DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of principal executive offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On March 4, 2016, the Board of Directors (the “Board”) of General Motors Company (the “Company”) approved amendments to the Company’s Bylaws (the “Amended and Restated Bylaws”). The amendments, effective immediately, include (i) adoption of a proxy access provision, (ii) adoption of an exclusive forum provision and (iii) a number of conforming revisions and other administrative clarifications and refinements.

Proxy Access

New Article 1.11.4 of the Amended and Restated Bylaws generally permits a shareholder, or a group of up to 20 shareholders, owning at least three percent of the Company’s outstanding voting shares continuously for at least three years, to nominate and include in the Company’s proxy materials director-nominees constituting up to two individuals or 20 percent of the Board, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Amended and Restated Bylaws.

Exclusive Forum

New Article 6.5 of the Amended and Restated Bylaws provides that, with respect to any action arising after the effective date of the Amended and Restated Bylaws, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks jurisdiction, the federal district court for the District of Delaware, unless that court lacks subject matter jurisdiction, in which case the Superior Court of the State of Delaware) will be the sole and exclusive forum for the adjudication of (i) derivative actions, (ii) actions for breach of fiduciary duties owed by directors, officers and employees of the Company, (iii) actions arising under any provision of the Delaware General Corporation Law, the Company’s Certificate of Incorporation, or the Amended and Restated Bylaws and (iv) actions governed by the internal affairs doctrine.

The foregoing description of the amendments to the Amended and Restated Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, filed as Exhibit 3.1 to this report and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

EXHIBIT

Exhibit	Description

Exhibit 3.1	Amended and Restated Bylaws of General Motors Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ JILL E. SUTTON
Date: March 8, 2016	By:	Jill E. Sutton Deputy General Counsel & Corporate Secretary